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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RUSS BERRIE AND COMPANY, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEW JERSEY
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

22-1815337
(I.R.S. EMPLOYER IDENTIFICATION NO.)

111 Bauer Drive
Oakland, New Jersey 07436
(ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

RUSS BERRIE AND COMPANY, INC.
2004 STOCK OPTION, RESTRICTED AND NON-RESTRICTED STOCK PLAN
RUSS BERRIE AND COMPANY, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN
(FULL TITLES OF PLANS)

ANGELICA BERRIE
CHIEF EXECUTIVE OFFICER
111 Bauer Drive
Oakland, New Jersey 07436
(201) 337-9000
(NAME AND ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

copy to:

JOEL I. GREENBERG, ESQ.
KAYE SCHOLER LLP
425 Park Avenue
New York, New York 10022
(212) 836-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(3)

Common Stock, stated value $0.10 per share ("Common Stock") issuable under the 2004 Stock Option, Restricted and Non-Restricted Stock Plan (the "Option Plan")	2,750,000 shares	$34.05 $32.22	$13,140,780.30 $76,170,464.28	$1,063.09 $6,162.19

Common Stock issuable under the 2004 Employee Stock Purchase Plan (the "ESPP")	150,000 shares	$32.22	$4,833,000.00	$390.99

Total	2,900,000 shares	N/A	$94,144,244.58	$7,616.27

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933,as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Russ Berrie and Company, Inc. 2004 Employee Stock Purchase Plan (the "ESPP")described herein.

(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans subject to this Registration Statement by reason of any stock split, stock dividend or similar transaction.

(3)
The offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. Options to purchase 385,926 shares of Common Stock were granted pursuant to the Option Plan on January 2, 2004 at an exercise price of $34.05 per share; as to those shares, the "Proposed Maximum Offering Price Per Share" and "Proposed Maximum Aggregate Offering Price" are based on such exercise price. For the remaining shares issuable under the Option Plan, the "Proposed Maximum Offering Price Per Share" and "Proposed Maximum Aggregate Offering Price" are based upon the average high and low prices of the Common Stock reported on the New York Stock Exchange on January 6, 2004.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document(s) containing the information required by Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (a)
  the Annual Report on Form 10-K and the amendment thereto on Form 10-K/A of Russ Berrie and Company, Inc. (the "Company") for the fiscal year ended December 31, 2002;

  (b)
  the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

  (c)
  the Company's Current Reports on Form 8-K filed on January 9, 2003, May 8, 2003, July 31, 2003 and November 5, 2003.

  (d)
  all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002;

  (e)
  the description of the common stock, stated value $0.10 per share, of the Company (the "Common Stock") incorporated into the Registration Statement on Form 8-A No. 1-8681 (as filed on March 8, 1984) by reference from the Registration Statement on Form S-1 No. 2-88797 (as filed on February 2, 1984) under the heading "Description of Common Stock" on pages 21-22, as amended by Amendment No. 2 to Registration Statement on Form S-1 No. 2-88797 (as filed on March 29, 1984) under the heading "Description on Common Stock" on page 22.

        All documents filed by the Company and/or the ESPP with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (c) above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Directors and Officers

        Section 14A:3-5 of the Business Corporation Act of the State of New Jersey (the "Statute") permits a corporation to indemnify its present and former directors, officers, employees and certain agents (each, a "Corporate Agent") against expenses (including attorneys' fees) and judgments, fines, penalties and settlements paid or incurred by them in connection with any pending, threatened or completed action, suit or proceeding, other than a proceeding by or in the right of the corporation, if such Corporate Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe such Corporate Agent's conduct was unlawful. In a derivative action, i.e., by or in the right of a corporation, indemnification may be made only for expenses, and only if the defendant Corporate Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action, suit or proceeding was brought determines upon application that the defendant Corporate Agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court deems proper. In any case, a New Jersey corporation must indemnify a Corporate Agent against expenses (including attorneys' fees) to the extent that the Corporate Agent has been successful on the merits or otherwise or in defense of any claim or issue. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amounts if it shall ultimately be determined that such Corporate Agent is not entitled to be indemnified as provided in the Statute.

        The Company's Restated Certificate of Incorporation, as amended, provides for indemnification of Corporate Agents to the fullest extent permitted by the provisions described above. The Company maintains an insurance policy insuring its directors and officers against certain liabilities incurred in those capacities, including liabilities which may be incurred under the Securities Act.

Item 7.    Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1(a)	Restated Certificate of Incorporation of the Company and amendment thereto. Incorporated by reference herein from Exhibit 3.1 to Registration Statement No. 33-10077 on Form S-1, as filed on November 17, 1986 (the "S-1 Registration Statement").
(b)
Certificate of Amendment to Restated Certificate of Incorporation of the Company filed April 30, 1987. Incorporated by reference herein from Exhibit 4.5(b) to Registration Statement No. 33-51823 on Form S-8, as filed on January 6, 1994 (the "1994 S-8").
4.2(a)	Revised Bylaws of the Company. Incorporated by reference herein from Exhibit 3.2 of the S-1 Registration Statement.
(b)	Amendment to Revised Bylaws of the Company adopted April 30, 1987. Incorporated by reference herein from Exhibit 4.6(b) of the 1994 S-8.
(c)	Amendment to Revised Bylaws of the Company adopted February 18, 1988. Incorporated by reference herein from Exhibit 4.6(c) of the 1994 S-8.

(d)	Amendment to Revised Bylaws of the Company adopted July 25, 1995. Incorporated by reference herein from Exhibit 4.6(d) of the Form S-8 Registration Statement No. 333-70081 as filed on January 4, 1999.
(e)	Amendment to Revised Bylaws of the Company adopted April 21, 1999. Incorporated by reference herein from Exhibit 3.2(e) of the Annual Report on Form 10-K for the year ended December 31, 2000.
(f)	Amendment to Revised Bylaws of the Company adopted July 26, 2000. Incorporated by reference herein from Exhibit 3.2(f) of the Annual Report on Form 10-K for the year ended December 31, 2001.
(g)
Amendment to Revised Bylaws of the Company adopted January 20, 2003. Incorporated by reference herein from Exhibit 3.2 (g) of the Annual Report on Form 10-K for the year ended December 31, 2002 ("2002 10-K").
(h)	Amendment to Revised Bylaws of the Company adopted February 11, 2003. Incorporated by reference herein from Exhibit 3.2(h) of the 2002 10-K.
(i)	Amendment to Revised Bylaws of the Company adopted February 11, 2003. Incorporated by reference herein from Exhibit 3.2(i) of the 2002 10-K.
(j)	Amendment to Revised Bylaws of the Company adopted March 18, 2003. Incorporated by reference herein from Exhibit 3.2(j) of the 2002 10-K.
4.3	Form of Common Stock Certificate. Incorporated by reference herein from Exhibit 4.1 of Amendment No. 2 to Registration Statement No. 2-88797 on Form S-1, as filed on March 29, 1984.
5.1	Opinion of Wilentz, Goldman & Spitzer, P.A.
23.1	Consent of Independent Auditors'
23.2	Information Regarding Consent of Arthur Andersen LLP
23.3	Consent of Wilentz, Goldman & Spitzer, P.A. (contained in such firm's opinion filed as Exhibit 5.1 hereto)

Item 9.    Undertakings.

(a)
The undersigned registrant (the "Registrant") hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions provided in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT

        Pursuant to the requirements of the Securities Act, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on this 12th day of January, 2004.

Russ Berrie and Company, Inc.
By:	/s/ JOHN D. WILLE John D. Wille Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ ANGELICA BERRIE Angelica Berrie, Chief Executive Officer and and Director (Principal Executive Officer)	1/12/04 Date
/s/ RAPHAEL BENAROYA Raphael Benaroya, Director	1/12/04 Date
/s/ CARL EPSTEIN Carl Epstein, Director	1/9/04 Date
/s/ ILAN KAUFTHAL Ilan Kaufthal, Director	1/9/04 Date
Charles Klatskin, Director	Date
/s/ JOSEPH KLING Joseph Kling, Director	1/12/04 Date
/s/ WILLIAM A. LANDMAN William A. Landman, Director	1/9/04 Date
/s/ SIDNEY SLAUSON Sidney Slauson, Director	1/12/04 Date
/s/ BENJAMIN J. SOTTILE Benjamin J. Sottile, Director	1/9/04 Date
/s/ JOSH WESTON Josh Weston, Acting Chairman and Director	1/9/04 Date

THE ESPP

        Pursuant to the requirements of the Securities Act, the administrators of the ESPP have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on January 12, 2004.

Russ Berrie and Company, Inc.
By:
/s/ RAPHAEL BENAROYA Raphael Benaroya
By:
/s/ WILLIAM LANDMAN William Landman
By:
/s/ SIDNEY SLAUSON Sidney Slauson

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Wilentz, Goldman & Spitzer, P.A.
23.1	Consent of Independent Auditors'
23.2	Information Regarding Consent of Arthur Andersen LLP
23.3	Consent of Wilentz, Goldman & Spitzer, P.A. (included in Item 5.1)

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PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX